EXHIBIT 10.8

Lateegra Gold Corp.

June 21, 2006

Mr. Francis R. Biscan Jr.

President & CEO

Tara Gold Resources Corp

Re:  Option Agreement on the Picacho Groupings, near Bachoachi, Sonora, Mexico between Amermin S.A. de C.V., a 97% owned subsidiary of Tara Gold Resources Corp. (Tara) and Lateegra Gold Corp. (LATEEGRA) in trust for a Mexican subsidiary to be created at a later date. The Picacho Groupings consists of 8 concessions totaling approximately 3,236 hectares and are further detailed in list of concessions found in “Exhibit A”.

Dear Mr. Biscan;

We are pleased to present the following terms regarding the Picacho Groupings.

Terms:

Upon the signing of this Agreement, LATEEGRA agrees to purchase 65% of Tara’s interests in the Picacho Groupings by completing the following terms set forth in this agreement, in their entirety. LATEEGRA will be entitled to receive 65% of the net revenues, after paying their proportional share of expenses related to mining and production, as long as the commitments outlined below are being met;

1.

a) Make a non-refundable payment of US$75,000.00, coinciding with the signing of this Agreement (the payment will be refundable if a satisfactory title search is not secured by LATEEGRA from Tara by August 16, 2006);

b) Make a payment of US$125,000.00 by October 16, 2006.

c) Make a payment of US$125,000.00 by December 16, 2006.

d) LATEEGRA must issue to Tara 50,000 common shares per month, for a total of 600,000 shares, of which the first issuance will begin from Canadian Exchange approval.

Upon signing of this Agreement, Tara agrees to:

a) Make available a certified copy of title for the Picacho Groupings as soon as one is received or no later then August 16, 2006.

2.

LATEEGRA agrees to make all property payments outlined in “Schedule A”, taxes, and any other payments deemed necessary to complete the purchase of, maintain the properties, and keep in good standing the full interest in the Picacho Groupings. LATEEGRA will continue to make these payments as long as the Joint Venture outlined in this agreement is in effect. Payments will be escrowed for payment at least 14 days before payment is due.

3.

LATEEGRA will make an additional payment of US $100,000.00 on every anniversary date of this agreement to maintain its interests earned, and to keep the Joint Venture in good standing.

4.

LATEEGRA will commit financial resources in the amount of U.S.$2.0 million (Two million dollars) to be spent on mine development and production plant enhancements within 18 months to achieve a minimum of 600 tonnes per day of ore processed. Tara agrees that LATEEGRA will be the operator overseeing the US$2.0 million expenditure; however, Tara may have it representatives on location at any and all times to observe all operations, and may audit expenditures as necessary.

5.

LATEEGRA will spend an additional US$1.0 million on exploration and development within 18 months of the date this agreement is signed. Tara agrees that LATEEGRA will be the operator overseeing the additional US$1.0 million expenditure; however, Tara may have it representatives on location at any and all times to observe all operations, and may audit expenditures as necessary.

6.

Once all obligations outlined within this agreement have been completed in their entirety, a standard dilution clause will apply in case one of the partners decides not to participate financially for its proportionate share in any exploration or development program submitted by the operator. Should the operator decide not to present any exploration or development programs, the other party can present one and become the operator.

As a basis for the dilution clause, each party will be deemed to have invested the following amount of money in the Picacho Groupings:

LATEEGRA: US$10,325,000 (representing its 65% interest); and

2

Tara: US$5,600,000 (representing its 35% interest).

Once a participant has been diluted to a 10% interest, this interest will automatically convert into a 3% N.S.R. and the joint venture agreement will become null and void. For a period of no longer then 1 year, the 3% NSR can be reduced to 1% by any partner in exchange for a US$2,000,000 payment for each 1% increment;

7.

Each party, as long as their original participation is maintained, will have one vote each in the decisions of the joint venture management committee. An arbitration clause will be included in case of disagreement;

8.

It is also agreed that LATEEGRA will have a 18 month option to increase its interest in the Picacho Groupings to 70% thereby reducing Tara's interest in the Picacho Groupings to 30%, whereby the price for the 5% will be determined based on the following:

a.

3 month production averages 600 tonnes per day /

Price = $2,000,000

b.

3 month production averages 800 tonnes per day /

Price = $1,500,000

c.

3 month production averages 1000 tonnes per day /

Price = $1,000,000

d.

3 month production averages 1,200 tonnes per day /

Price = $   500,000

9.

LATEEGRA agrees that after it has earned its 65%, Tara will receive 120 days, from the date of approval of any exploration budget, to pay its proportionate share of actual expenditures incurred.

10.

Should LATEEGRA decide not to pursue the objectives outlined under this agreement, then LATEEGRA will cease to be the operator and forfeit all rights and interests proposed in this agreement.

11.

Subject to any disclosure requirements as promulgated by each Securities and Exchange Commission, the parties agree to consult each other and agree on joint news releases in the event of any public disclosure.  Furthermore, all news releases shall be jointly reviewed and released with the following format included at the beginning of each news release: “CHICAGO, “Appropriate Date” (MARKETWIRE) – (Other OTC: TRGD.PK and Frankfurt:T8N)Tara Gold Resources Corp. and Lateegra Gold Corp (LRG-TSX.V) (Frankfurt-LTG)  are pleased to announce…This text may be revised by Tara at any time.

12.

Either party in the joint venture shall have first right of refusal on the sale of any portion of its interest in the Pichacho Groupings to a third party for 30 days from the date of notification.

Subject to any disclosure requirements as promulgated by the Securities and Exchange Commission, the parties agree to consult each other and agree on joint news releases in the event of any public disclosure.

The parties mutually understand that, subject to the conditions contained herein, this letter constitutes a binding agreement.

Please indicate your concurrence with the foregoing by affixing your signature below, and thereafter transmitting such executed copy in the manner heretofore described.

DATED this 21st day of June 16, 2006

Per: /s/

President

Lateegra Gold Corp.

Suite 1128 - 789 West Pender Street

Vancouver, British Columbia

Canada V6C 1H2

DATED this 21st day of June 16, 2006

Per: /s/ Francis R. Biscan, Jr

Francis R. Biscan Jr.

President & CEO

Tara Gold Resources Corp.

2162 Acorn Court

Wheaton, IL 60187

DATED this ____ day of June 16, 2006

Per: /s/ Ramiro Trevizo Ledesma

Ramiro Trevizo Ledesma

President

Amermin S.A. De C.V.

Schedule A

PICACHO PROJECT PAYMENT SCHEDULE

(All sums in U.S. Dollars)

At signing                                                                 $250,000.00

6 Months from signing                                             $250,000.00

12 Months from signing                                           $300,000.00

17 Months from signing                                           $400,000.00

22 Months from signing                                           $500,000.00

27 Months from signing                                           $500,000.00

32 Months from signing                                           $700,000.00

37 Months from signing                                           $700,000.00

42 Months from signing                                           $800,000.00

48 Months from signing                                           $800,000.00

54 Months from signing                                           $900,000.00

60 Months from signing                                           $900,000.00

Total amount:

        $7,000,000.00

Exhibit A

Picacho Groupings – List of Concessions

NOMBRE DEL LOTE:   EL PICACHO

NUMERO DE LOTE: 161838

CLASE DE CONCESION: EXPLOTACION

SUPERFICIE: 21.0000 HECTARIAS

MUNICIPIO Y ESTADO: BACOACHI, SONORA

NOMBRE DEL LOTE:   UNIFICACION REY DE ORO

NUMERO DE LOTE: 206327

CLASE DE CONCESION: EXPLOTACION

SUPERFICIE: 495.3292 HECTARIAS

MUNICIPIO Y ESTADO:  BACOACHI, SONORA

NOMBRE DEL LOTE:   MIS RECUERDOS

NUMERO DE LOTE: 214776

CLASE DE CONCESION: EXPLORACION

SUPERFICIE: 2.1708 HECTARIAS

MUNICIPIO Y ESTADO: BACOACHI, SONORA

NOMBRE DEL LOTE: EL PICACHO II

NUMERO DE LOTE: 218818

CLASE DE CONCESION: EXPLORACION

SUPERFICIE: 448.5504 HECTARIAS

MUNICIPIO Y ESTADO:  BACOACHI, SONORA

NOMBRE DEL LOTE: DOS AMIGOS

NUMERO DE LOTE: 222511

CLASE DE CONCESION: EXPLOTACION

SUPERFICIE: 24.4306 HECTARIAS

MUNICIPIO Y ESTADO: BACOACHI, SONORA

NOMBRE DEL LOTE: EL PICACHO II

NUMERO DE LOTE: 222789

CLASE DE CONCESION: EXPLORACION

SUPERFICIE: 4.9217 HECTARIAS

MUNICIPIO Y ESTADO: BACOACHI, SONORA

NOMBRE DEL LOTE: EL PICACHO I

NUMERO DE LOTE: 222925

CLASE DE CONCESION: EXPLOTACION

SUPERFICIE: 2155.689 HECTARIAS

MUNICIPIO Y ESTADO: BACOACHI, SONORA

NOMBRE DEL LOTE: CRESTON

NUMERO DE LOTE: 226154

CLASE DE CONCESION: EXPLORACION

SUPERFICIE: 84 HECTARIAS

MUNICIPIO Y ESTADO: BACOACHI, SONORA

Tara Gold Lateegra-Picacho JV 6-21-06 rec. 1-26-07